CORRECTED

BRITISH COLUMBIA

NUMBER: 586564

CERTIFICATE OF CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

SPARTACUS CAPITAL INC.

has this day changed its name to

RARE ELEMENT RESOURCES LTD.

Issued *under my hand at Victoria, British Columbia on July 25, 2003*

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA